Exhibit 99.1

     Ultralife Batteries to Report Second Quarter Results on August 3, 2006; Investor Conference Call to be Webcast at Ultralife Batteries' Web Site


     NEWARK, N.Y.--(BUSINESS WIRE)--July 24, 2006--Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its second quarter 2006 results for the period ended July 1, 2006 before the market opens on Thursday, August 3, 2006. Ultralife management will host an investor conference call at 10:00 AM ET also on August 3, 2006. Investors are invited to access a live webcast of the conference call in the Investor Info - Event Calendar section of the company's website: http://investor.ultralifebatteries.com. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

     About Ultralife Batteries, Inc.

     Ultralife is a global provider of high-energy power systems for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its portfolio of standard products and engineered solutions, Ultralife is at the forefront of providing the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom, Germany and Australia, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife's three other operating units are: Ultralife Batteries (UK) Ltd., in Abingdon, England; McDowell Research in Waco, Texas; and ABLE New Energy in Shenzhen, China. Detailed information on Ultralife is available at: www.ultralifebatteries.com.


    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com